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                                                                     Exhibit 3.9


                               AMENDMENT TO BYLAWS
                           EFFECTIVE DECEMBER 5, 2007



         WHEREAS, the Corporation's stock is currently listed on the American Stock Exchange ("AMEX"); and

         WHEREAS, the Directors have reviewed and discussed the new requirement of AMEX and the Securities and Exchange Commission that, to be eligible for the Direct Registration System, the Corporation's Bylaws must permit the issuance of stock in book-entry form; and

         WHEREAS, the Corporation's current Bylaws do not contemplate the issuance of stock in book-entry form;

IT IS THEREFORE,

         RESOLVED, in accordance with Article VII, Section 11 (Amendment of Bylaws), that Article VI, Section 1 of the Corporation's Bylaws shall be amended and restated so that it reads in its entirety as follows:

"Section 1. Form of Certificates. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent shares are represented by a certificate, each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. The certificates will be signed by the Chief Executive Officer or President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. If any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation."




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EXECUTED to be effective as of December 5, 2007.


/s/ James M. Powers, Jr.
----------------------------------------
James M. Powers, Jr.


/s/ Kent Petzold
----------------------------------------
Kent Petzold


/s/ James H. Collins
-----------------------------------------
James H. Collins


/s/ Daniel T. Robinson, Jr.
-----------------------------------------
Daniel T. Robinson, Jr.


/s/ Michael T. Flynn
-----------------------------------------
Michal T. Flynn